Exhibit 99.2
Brooke Franchise Corporation
Financial Statements
September 30, 2007 and 2006

Brooke Franchise Corporation
Combined Financial Statements
Contents
COMBINED FINANCIAL STATEMENTS
Combined Balance Sheets - As of September 30, 2007 and December 31, 2006
Combined Statements of Operations - For the nine-month periods ended September 30, 2007 and 2006
Combined Statements of Cash Flows - For the nine-month periods ended September 30, 2007 and 2006

Brooke Franchise Corporation
Combined Balance Sheets
(in thousands, except share amounts)

	(unaudited)
	September 30,	December 31,
	2007	2006
ASSETS

Current assets
Cash	$6,518	$10,801
Restricted cash	594	615
Accounts receivable, net	21,156	18,082
Other receivables	11,459	1,492
Deposits	132	468
Receivable from parent company	1,639	27,926
Advertising supply inventory	742	462

Total current assets	42,240	59,846

Investment in businesses	18,813	2,333

Property and Equipment	17,037	250
Less: Accumulated depreciation	(3,771)

Net Property and Equpment	13,266	250

Amortizable intangible assets	569	614

Total assets	$74,888	$63,043

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$5,592	$1,759
Premiums payable to insurance companies	5,259	5,956
Producer payable	4,491	4,234
Interest payable	1,235	757
Income tax payable to parent	1,249	1,485
Accrued commission refunds	515	535
Short term debt	4,787	10,208
Current maturities of long-term debt	18,891	10,798

Total current liabilities	42,019	35,732

Long-term debt less current maturities	10,724	7,331

Total liabilities	52,743	43,063

Stockholders’ equity
Common stock, $10 and $1 par, 3,505,000 shares authorized, 8,600 shares issued and outstanding	17	17
Less: Treasury stock, 15,500 shares, at cost	(115)	(115)
Additional paid-in capital	6,026	6,026
Retained earnings	16,217	14,052

Total stockholders’ equity	22,145	19,980

Total liabilities and stockholders’ equity	$74,888	$63,043

Brooke Franchise Corporation
(unaudited)
Combined Statements of Operations
For the Nine-Month Periods Ended September 30, 2007 and 2006
(in thousands)

	September 30,	September 30,
	2007	2006
Operating Revenues
Insurance commissions	$87,541	$75,958
Consulting fees	1,589	2,051
Gain on sale of businesses	2,089	3,061
Initial franchise fees for basic services	25,905	22,725
Initial franchise fees for buyer assistance plans		2,937
Interest income	267	199
Other income	2,060	1,558

Total operating revenues	119,906	108,489

Operating Expenses
Commission expense	66,879	55,158
Payroll expense	16,020	17,390
Depreciation and amortization	476	51
Other operating expenses	31,083	30,537

Total operating expenses	114,458	103,136

Income from operations	5,448	5,353

Other Expenses
Interest expense	1,957	1,261

Total other expenses	1,957	1,261

Income before income taxes	3,491	4,092

Provision for income taxes	1,327	1,555

Net income	$2,164	$2,537

Brooke Franchise Corporation
(unaudited)
Combined Statements of Cash Flows
For the Nine-Month Periods Ended September 30, 2007 and 2006
(in thousands)

	September 30,	September 30,
	2007	2006

Cash flows from operating activities:
Net Income	$2,164	$2,537

Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	476	51
Gain on sale of businesses	(2,089)	(3,061)
Purchase of business inventory provided by sellers	17,529	11,952

(Increase) decrease in assets:
Accounts receivable	(3,074)	(6,037)
Other receivables	(9,967)	(188)
Prepaid expenses and other assets	56	(859)
Business inventory	(16,480)	2,300

Increase (decrease) in liabilities:
Accounts and expense payable	3,833	878
Other liabilities	(218)	(488)

Net cash (used in) provided by operating activities	(7,770)	7,085

Cash flows from investing activities:
Inflows from parent	71,504	74,898
Outflows to parent	(45,217)	(70,698)
Purchase of subsidiary and business assets	(696)
Purchase of fixed assets	(13,447)

Net cash provided by investing activities	12,144	4,200

Cash flows from financing activities:
Payments on short-term debt (net)	(5,421)	(1,217)
Payments on debt	(3,236)	(11,735)

Net cash used in financing activities	(8,657)	(12,952)

Net decrease in cash and cash equivalents	(4,283)	(1,667)

Cash and cash equivalents, beginning of year	10,801	5,406

Cash and cash equivalents, end of year	$6,518	$3,739

Supplemental disclosure:
Cash paid for interest	$1,479	$1,418